Exhibit 10.1

BUSINESS COMBINATION AGREEMENT

BETWEEN:

BAYSWATER URANIUM CORPORATION

- and -

VCP23, LLC

- and –

GTI FINCO INC.

- and –

1165318 B.C. LTD.

- and –

GTI23, INC.

Dated June 12, 2018

TABLE OF CONTENTS

ARTICLE I GENERAL		2
1.1	Defined Terms	2
1.2	Business Combination – Consolidation, Name Change, Reclassification and Creation of Shares	2
1.3	Business Combination – Financing of Finco	2
1.4	Business Combination – Contribution of Interests to USCo	3
1.5	Business Combination – Exchange of Subscription Receipts	3
1.6	Business Combination – Contribution of Shares to Bayswater	3
1.7	Business Combination - Amalgamation	3
1.8	Business Combination – Wind up of Amalco	5
1.9	U.S. Tax Matters	5
1.10	Board of Directors and Officers	6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF VCP23		6
2.1	Organization and Good Standing	7
2.2	Consents, Authorizations, and Binding Effect	7
2.3	Litigation and Compliance	8
2.4	Financial Statements	8
2.5	Taxes	9
2.6	Brokers	9
2.7	Anti-Bribery Laws	9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FINCO		10
3.1	Organization and Good Standing	10
3.2	Consents, Authorizations, and Binding Effect	10

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BAYSWATER AND BAYSWATER SUBCO		11
4.1	Organization and Good Standing	11
4.2	Consents, Authorizations, and Binding Effect	12
4.3	Litigation and Compliance	13
4.4	Public Filings; Financial Statements	14
4.5	Taxes	15
4.6	Pension and Other Employee Plans and Agreement	16
4.7	Labour Relations	16
4.8	Contracts, Etc	16
4.9	Absence of Certain Changes, Etc.	16
4.10	Subsidiaries	17
4.11	Capitalization	17
4.12	Environmental Matters	18
4.13	Licence and Title	18
4.14	Indebtedness	19
4.15	Undisclosed Liabilities	19
4.16	Due Diligence Investigations	19
4.17	Brokers	19
4.18	Anti-Bribery Laws	19

ARTICLE V CONDITIONS TO OBLIGATIONS OF BAYSWATER		20
5.1	Conditions Precedent to Completion of the Business Combination	20

ARTICLE VI CONDITIONS TO OBLIGATIONS OF VCP23, FINCO AND USCO		20

6.1	Conditions Precedent to Completion of the Business Combination	20

ARTICLE VII MUTUAL CONDITIONS PRECEDENT		21
7.1	Mutual Conditions Precedent	21

ARTICLE VIII CLOSING		22
8.1	Closing	22
8.2	Termination of this Agreement	22
8.3	Survival of Representations and Warranties; Limitation	23

ARTICLE IX MISCELLANEOUS		23
9.1	Further Actions	23
9.2	Entire Agreement	23
9.3	Descriptive Headings	23
9.4	Notices	23
9.5	Governing Law	24
9.6	Enurement and Assignability	25
9.7	Confidentiality	25
9.8	Remedies	25
9.9	Waivers and Amendments	25
9.10	Illegalities	25
9.11	Currency	26
9.12	Counterparts	26

SCHEDULE A DEFINITIONS		A-1

SCHEDULE B AMALGAMATION AGREEMENT		B-1

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BUSINESS COMBINATION AGREEMENT

THIS AGREEMENT dated June 12, 2018 is made

BETWEEN:

BAYSWATER URANIUM CORPORATION, a corporation existing under the laws of British Columbia

(hereinafter referred to as “Bayswater”)

- and –

VCP23, LLC, a limited liability company existing under the laws of Delaware

(hereinafter referred to as “VCP23”)

-and -

GTI FINCO INC., a corporation existing under the laws of British Columbia

(hereinafter referred to as “Finco”)

-and -

1165318 B.C. LTD., a corporation existing under the laws of British Columbia

(hereinafter referred to as “Bayswater Subco”)

-and -

GTI23 INC., a corporation existing under the laws of Delaware

(hereinafter referred to as “USCo”)

WHEREAS the Parties (as hereinafter defined) have agreed, subject to the satisfaction of certain conditions precedent, that Bayswater, Finco and Bayswater Subco will carry out a three-cornered Amalgamation (as hereinafter defined) pursuant to Section 269 of the Business Corporations Act (British Columbia) (the “BCBCA”) pursuant to which, among other things:

(i)	each Bayswater Subco Share (as hereinafter defined) will be exchanged for one Amalco Share (as hereinafter defined); and

(ii)	each Finco Share (as hereinafter defined) held by Finco Shareholders (as hereinafter defined) will be exchanged for one Subordinated Voting Share (as hereinafter defined);

AND WHEREAS the Parties have agreed, subject to the satisfaction of certain conditions precedent, concurrently with the Amalgamation to carry out a share exchange (the “Share Exchange”)

between the shareholders of USCo and Bayswater, whereby certain shareholders of USCo will contribute their Class A Shares (as hereinafter defined) of USCo to Bayswater in exchange for Multiple Voting Shares (as hereinafter defined) at a rate of 1 Multiple Voting Shares for every Class A Share held and certain shareholders of USCo will contribute their Class B Shares (as hereinafter defined) of USCo to Bayswater for Super Voting Shares at (as hereinafter defined) a rate of 1 Super Voting Shares for each Class B Share held;

AND WHEREAS prior to the Effective Time (as hereinafter defined), Bayswater will (i) complete the Name Change (as hereinafter defined), (ii) complete the Reclassification (as hereinafter defined) whereby Bayswater will reclassify post-Consolidation Bayswater Shares into Subordinated Voting Shares, (iii) create the Multiple Voting Shares and Super Voting Shares (as hereinafter defined), and (iv) complete the Consolidation (as hereinafter defined);

AND WHEREAS, immediately following the Effective Time, Bayswater will complete the Name Change (as hereinafter defined);

AND WHEREAS, the Parties wish to make certain representations, warranties, covenants and agreements in connection with the Business Combination (as hereinafter defined);

NOW THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

GENERAL

1.1	Defined Terms

Capitalized terms used herein and not otherwise defined has the meanings ascribed to such terms in Schedule A.

1.2	Business Combination – Consolidation, Name Change, Reclassification and Creation of Shares

Immediately prior to the steps in sections 1.3 and 1.4, the board of directors of Bayswater in accordance with the requirements of the BCBCA, and prior to the Effective Time, Bayswater shall take all necessary steps to give effect to and implement the Consolidation, the Name Change, the Reclassification and the creation of the Super Voting Shares and Multiple Voting Shares upon and subject to the terms of this Agreement.

1.3	Business Combination – Financing of Finco

Certain investors will invest cash for subscription receipts (the “Subscription Receipts”) of Finco, with each Subscription Receipt representing the right of the holder thereof to receive, in certain circumstances set forth in the terms attached to the Subscription Receipts, one common share of Finco, without any further act or formality, and for no additional consideration.

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1.4	Business Combination – Contribution of Interests to USCo

Prior to the Amalgamation, VCP23 will use commercially reasonable efforts to cause its securityholders to enter into a contribution agreement and contribute their interests (including net profit interests) in VCP23 for Class A or Class B shares of USCo.

1.5	Business Combination – Exchange of Subscription Receipts

The Subscription Receipts will automatically be exchanged for common shares of Finco pursuant to the terms and conditions of the Subscription Receipts and the Subscription Receipt Agreement.

1.6	Business Combination – Contribution of Shares to Bayswater

USCo will enter into a contribution agreement in a form to be agreed between VCP23 and Bayswater, each acting reasonably, and will complete the Share Exchange at the Effective Time.

1.7	Business Combination - Amalgamation

(a)	Finco and Bayswater agree to effect the combination of their respective businesses and assets by way of a “three-cornered amalgamation” among Bayswater, Bayswater Subco and Finco.

(b)

Bayswater has called the Bayswater Meeting and prepared and mailed the Bayswater Circular to the Bayswater Shareholders. Bayswater shall not amend or supplement the Bayswater Circular without the prior written consent of GTI, such consent not to be unreasonably withheld or delayed.

(c)

(i) Finco has obtained the written consent resolution of the Finco Shareholders approving the Amalgamation; and (ii) Bayswater has executed a written consent resolution approving the Bayswater Subco Amalgamation Resolution.

(d)

Upon the completion of the Consolidation, the Name Change, the reclassification (the “Reclassification”) of the Bayswater Shares into Subordinated Voting Shares and the creation of the Multiple Voting Shares and Super Voting Shares, Bayswater Subco and Finco shall jointly complete and file the Amalgamation Application with the British Columbia Registrar of Companies under the BCBCA.

(e)

Upon the issue of a Certificate of Amalgamation giving effect to the Amalgamation, Bayswater Subco and Finco shall be amalgamated and shall continue as one corporation effective on the date of the Certificate of Amalgamation (the “Effective Date”) under the terms and conditions prescribed in the Amalgamation Agreement.

(f)	At the Effective Time and as a result of the Amalgamation:

(i)	each holder of Finco Shares shall receive one fully paid and non-assessable Subordinated Voting Share for each Finco Share held, following which all such Finco Shares shall be cancelled;

(ii)	Bayswater shall receive one fully paid and non-assessable Amalco Share for each one Bayswater Subco Share held by Bayswater, following which all such Bayswater Subco Shares shall be cancelled;

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(iii)

Each holder of Finco Compensation Options shall receive one Bayswater Compensation Option for each Finco Compensation Option held, following which all such Finco Compensation Options shall be cancelled.

(iv)	in consideration of the issuance of Subordinated Voting Shares pursuant to paragraph 1.7(f)(i), Amalco shall issue to Bayswater one Amalco Share for each Subordinated Voting Share issued;

(v)

Bayswater shall add to the capital maintained in respect of the Subordinated Voting Shares an amount equal to the aggregate paid-up capital for purposes of the ITA of the Finco Shares immediately prior to the Effective Time;

(vi)

Amalco shall add to the capital maintained in respect of the Amalco Shares an amount such that the stated capital of the Amalco Shares shall be equal to the aggregate paid-up capital for purposes of the ITA of the Bayswater Subco Shares and Finco Shares immediately prior to the Amalgamation;

(vii)

no fractional Subordinated Voting Shares shall be issued to holders of Finco Shares; in lieu of any fractional entitlement, the number of Subordinated Voting Shares issued to each former holder of Finco Shares shall be rounded down to the next lesser whole number of Subordinated Voting Shares without any payment in respect of such fractional Subordinated Voting Share;

(viii)

Bayswater shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to transactions contemplated by this Agreement to any holder of Finco Shares such amounts as are required to be deducted and withheld with respect to such payment under the ITA or any provision of provincial, state, local or foreign tax law, in each case as amended; to the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Finco Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority; and

(ix)	Amalco will become a wholly-owned subsidiary of Bayswater.

(g)	At the Effective Time:

(i)

subject to subsection 1.7(f)(i), the registered holders of Finco Shares shall become the registered holders of the Subordinated Voting Shares to which they are entitled, calculated in accordance with the provisions hereof. Bayswater shall deliver the Subordinated Voting Shares to former holders of Finco Shares electronically or in physical form in accordance with the instructions of the former holder thereof, without the need for such holder to surrender certificates representing the Finco Shares. Absent such instructions, Bayswater shall provide the Subordinated Voting Shares in the same form as such holder previously held the Subscription Receipts; and

(ii)

Bayswater shall become the registered holder of the Amalco Shares to which it is entitled, calculated in accordance with the provisions hereof, and shall be entitled to receive a share certificate representing the number of Amalco Shares to which it is entitled, calculated in accordance with the provisions hereof.

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(h)

At the Effective Time, the registered holders of Finco Compensation Options shall become the registered holders of Bayswater Compensation Options to which they are entitled in accordance with the provisions hereof. Bayswater shall deliver certificates representing the Bayswater Compensation Options to former holders of Finco Compensation Options in accordance with the instructions of former holders thereof.

(i)	Subject to the provisions of the BCBCA, the following provisions shall apply to Amalco:

(i)

without in any way restricting the powers conferred upon Amalco or its board of directors by the BCBCA, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(A)	borrow money upon the credit of Amalco;

(B)	issue, re-issue, sell or pledge debt obligations of Amalco;

(C)

subject to the provisions of the BCBCA, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of Amalco to secure performance of an obligation of any person; and

(D)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of Amalco owned or subsequently acquired, to secure any obligation of Amalco; and

(ii)

the board of directors may from time to time delegate to a director, a committee of directors or an officer of Amalco any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

1.8	Business Combination – Wind up of Amalco

Amalco will be wound up into Bayswater and the assets of Amalco (which will consist of the funds invested by the investors net of expenses) will be transferred to Baywsater.

The Parties intend and agree that the transactions set forth in Sections 1.2 through 1.8 shall be completed as specified and that no single transaction of Sections 1.2 through 1.8 shall be completed without the intent of the Parties to complete the remaining transactions.

1.9	U.S. Tax Matters

Each Party agrees that: (a) the contributions of VCP23 interests (including net profit interests) to USCo for Class A or Class B shares of USCo as described in Section 1.4 (Contribution of Interests to USCo) are intended to constitute a single integrated transaction qualifying as a tax-deferred contribution pursuant to Section 351 of the Code; and (b) the transactions set forth in Section 1.3 (Financing of Finco), Section 1.5 (Conversion of Subscription Receipts), Section 1.6 (Contribution of Shares to Bayswater), Section 1.7 (Amalgamation), and Section 1.8 (Wind up of Amalco) are intended to constitute a single integrated transaction qualifying as a tax-deferred contribution pursuant to Section 351 of the Code, (c) such Party shall retain such records and file such information as is required to be retained and filed

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pursuant to Treasury Regulations section 1.351-3 in connection with each of the transactions set forth in subsections (a) and (b), and (d) such Party shall otherwise use its best efforts to cause the transactions set forth in subsections (a) and (b) to qualify as a tax-deferred contribution, in each case pursuant to Section 351 of the Code. In connection with transactions described in subsection (b), the Parties agree to treat Bayswater as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code. Except as otherwise required by this Agreement, no Party shall take any action, fail to take any action, cause any action to be taken or cause any action to fail to be taken that could reasonably be expected to prevent (1) the transactions described in subsections (a) and (b) from each qualifying as a tax-deferred contribution within the meaning of Section 351 of the Code, or (2) Bayswater from being treated as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code. Each Party hereto agrees to act in good faith, consistent with the terms of this Agreement and the intent of the Parties and the intended treatment of such transactions as set forth in this Section 1.9. Notwithstanding the foregoing, no Party makes any representation, warranty or covenant to any other party or to any VCP23 unitholder or other holder of VCP23 securities (including, without limitation, stock options, warrants, subscription receipts, debt instruments or other similar rights or instruments) regarding the tax treatment of the transactions contemplated by this Agreement, including, but not limited to, whether the transactions described in subsections (a) and (b) will each qualify as a tax-deferred contribution within the meaning of Section 351 of the Code or whether Bayswater will be treated as a United States domestic corporation for U.S. federal income tax purposes under Section 7874(b) of the Code as a result of the transactions set forth in subsection (b).

1.10	Board of Directors and Officers

Each of the Parties hereby agrees that concurrently with the completion of the Business Combination, all of the current directors and officers of Bayswater and Bayswater Subco shall resign without payment by or any liability to Bayswater, Finco, Bayswater Subco or Amalco, and each such director and officer shall execute and deliver a release in favour of Bayswater, Bayswater Subco, Finco and Amalco, in a form acceptable to Bayswater and Finco, each acting reasonably, and the board of directors of Bayswater shall consist of five directors and be comprised of the following persons (collectively, the “New Bayswater Directors”) and management of Bayswater shall be comprised of the following persons (collectively, the “New Bayswater Management”):

Ben Kovler	Chairman
Peter Kadens	Director
Anthony Georgiadis	Director
Wendy Berger	Directors
Glen Senk	Directors
2 additional nominees for directors to be designated by GTI

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF VCP23

VCP23 represents and warrants to and in favour of Bayswater and Bayswater Subco and acknowledges that Bayswater and Bayswater Subco are relying on such representations and warranties in connection with this Agreement and the transactions contemplated herein:

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2.1	Organization and Good Standing

(a)

VCP23 is a limited liability company organized, validly existing, and in good standing under the Laws of the jurisdiction of its formation and is qualified to transact business and is in good standing as a foreign company in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on VCP23.

(b)	VCP23 has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

2.2	Consents, Authorizations, and Binding Effect

(a)	VCP23 may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)

consents, approvals, authorizations and waivers which have been obtained (or will be obtained prior to the Effective Date) and are unconditional, and in full force and effect, and notices which have been given on a timely basis; or

(ii)

those which, if not obtained or made, would not prevent or delay the consummation of the Amalgamation or otherwise prevent VCP23 from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on VCP23.

(b)	VCP23 has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(c)	This Agreement has been duly executed and delivered by VCP23 and constitutes a legal, valid, and binding obligation of VCP23, enforceable against it in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)

that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(d)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the constating documents of VCP23;

(ii)

conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which VCP23 is a party or as to which any of its property is subject which in any such case would have a Material Adverse Effect onVCP23;

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(iii)	constitute a violation of any Law applicable or relating to VCP23 or its business except for such violations which would not have a Material Adverse Effect on VCP23; or

(iv)	result in the creation of any lien upon any of the assets of VCP23 other than such liens as would not have a Material Adverse Effect on VCP23.

(e)

Other than pursuant to this Agreement, neither VCP23 nor any Affiliate or Associate of VCP23 nor, to the knowledge of VCP23, any director or officer of VCP23 beneficially owns or has the right to acquire a beneficial interest in any Bayswater Shares.

2.3	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law or, any Governmental investigations pending or, to the knowledge of VCP23, threatened:

(i)	against or affecting VCP23 or with respect to or affecting any asset or property owned, leased or used by VCP23; or

(ii)	which question or challenge the validity of this Agreement, or the Amalgamation or any action taken or to be taken pursuant to this Agreement, or the Amalgamation;

except for actions, suits, claims or proceedings which would not, in the aggregate, have a Material Adverse Effect on VCP23 nor is VCP23 aware of any basis for any such action, suit, claim, proceeding or investigation .

(b)

VCP23 has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to its business or operations, except for non-compliance, defaults and violations which would not, in the aggregate, have a Material Adverse Effect on VCP23.

(c)

Neither VCP23, nor any asset of VCP23 is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on VCP23 or which is reasonably likely to prevent VCP23 from performing its obligations under this Agreement.

(d)

VCP23 has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with its business and operations, except where the failure to do so has not had and would not have a Material Adverse Effect on VCP23.

2.4	Financial Statements

(a)

The financial statements (including, in each case, any notes thereto) of VCP23 for the years ended December 31, 2017 and 2016 and for the three month period ended March 31, 2018 were prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material

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respects the consolidated assets, liabilities and financial condition of VCP23 as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of VCP23 for the periods then ended..

(b)

Other than as disclosed in the financial statements or in employment agreements entered into in the ordinary course, there are no contracts with VCP23, on the one hand, and: (i) any officer or director of Finco; (ii) any holder of 5% or more of the equity securities of VCP23; or (iii) an Associate or Affiliate of a person in (i) or (ii), on the other hand.

2.5	Taxes

VCP23 has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the financial statements of VCP23. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against VCP23, there are no actions, suits, proceedings, investigations or claims pending or threatened against VCP23 in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on VCP23, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. VCP23 has withheld from each payment made to any of their past or present employees, officers or directors, and to any non-resident of Canada, the amount of all Taxes required to be withheld therefrom and have paid the same to the proper tax or receiving officers within the time required under applicable Law. VCP23 has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of VCP23 except liens for Taxes not yet due.

2.6	Brokers

Other than in connection with the Financing, neither VCP23 nor to the knowledge of VCP23 any of its Associates, Affiliates or Advisors have retained any broker or finder in connection with the Amalgamation or the other transactions contemplated hereby, nor have any of the foregoing incurred any liability to any broker or finder by reason of any such transaction.

2.7	Anti-Bribery Laws

Neither VCP23 nor to the knowledge of VCP23, any director, officer, employee or consultant of VCP23, has (i) violated any anti-bribery or anti-corruption laws applicable to VCP23, including but not limited to the U.S. Foreign Corrupt Practices Act and Canada’s Corruption of Foreign Public Officials Act, or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (X) to any Government Official, whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of VCP23 in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person, in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither VCP23 nor to the knowledge of VCP23, any director, officer, employee, consultant, representative or agent of foregoing, has (i) conducted or initiated any review,

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audit, or internal investigation that concluded VCP23 or any director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption Laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such Laws, or received any notice, request, or citation from any person alleging non-compliance with any such Laws.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FINCO

Finco represents and warrants to and in favour of Bayswater and Bayswater Subco and acknowledges that Bayswater and Bayswater Subco are relying on such representations and warranties in connection with this Agreement and the transactions contemplated herein:

3.1	Organization and Good Standing

(a)

Finco is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on Finco. There are no subsidiaries of Finco.

(b)	Finco has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted.

3.2	Consents, Authorizations, and Binding Effect

(a)	Finco may execute, deliver and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)

consents, approvals, authorizations and waivers which have been obtained (or will be obtained prior to the Effective Date) and are unconditional, and in full force and effect, and notices which have been given on a timely basis;

(ii)	the approval of the Finco Amalgamation Resolution by the holders of the Finco Shares;

(iii)	the filing of a Form 13 (Amalgamation Application) with the British Columbia Registrar of Companies under the BCBCA; or

(iv)

those which, if not obtained or made, would not prevent or delay the consummation of the Amalgamation or otherwise prevent Finco from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on Finco.

(b)

Finco has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to complete the Amalgamation, subject to the approval of the Finco Amalgamation Resolution by the Finco Shareholders.

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(c)

The sole director of Finco has: (i) approved the Business Combination and the execution, delivery and performance of this Agreement and (ii) directed that the Finco Amalgamation Resolution be submitted to the Finco Shareholders.

(d)	The sole shareholder of Finco has: (i) approved the Finco Amalgamation Resolution.

(e)	This Agreement has been duly executed and delivered by Finco and constitutes a legal, valid, and binding obligation of Finco, enforceable against it in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)

that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(f)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the notice of articles or articles, as amended, of Finco;

(ii)

conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which Finco is a party or as to which any of its property is subject which in any such case would have a Material Adverse Effect on Finco;

(iii)	constitute a violation of any Law applicable or relating to Finco or its business except for such violations which would not have a Material Adverse Effect on Finco; or

(iv)	result in the creation of any lien upon any of the assets of Finco other than such liens as would not have a Material Adverse Effect on Finco.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BAYSWATER AND BAYSWATER SUBCO

Each of Bayswater and Bayswater Subco hereby represents and warrants to VCP23, Finco and USCo as follows and acknowledges that each of VCP23, Finco and VCP23 is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated herein:

4.1	Organization and Good Standing

(a)

Each Bayswater Group Member is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and is qualified to transact business and is in good standing as a foreign corporation in the jurisdictions where it is required to qualify in order to conduct its business as presently conducted, except where the failure to be so qualified would not have a Material Adverse Effect on

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Bayswater or on any such company. Except for Bayswater Subco, there are no other subsidiaries of Bayswater.

(b)	Each Bayswater Group Member has the corporate power and authority to own, lease, or operate its properties and to carry on its business as now conducted.

4.2	Consents, Authorizations, and Binding Effect

(a)

Bayswater and Bayswater Subco may execute, deliver, and perform this Agreement without the necessity of obtaining any consent, approval, authorization or waiver, or giving any notice or otherwise, except:

(i)	the approval of Bayswater Subco Amalgamation Resolution by Bayswater as sole shareholder of Bayswater Subco;

(ii)	the approval of the CSE for the Business Combination and other transactions contemplated hereby;

(iii)	the approval of the TSX-V to delist the Common Shares therefrom;

(iv)

consents, approvals, authorizations and waivers, which have been obtained (or will be obtained prior to the Effective Date), and are unconditional and in full force and effect and notices which have been given on a timely basis;

(v)	the filing of Articles of Amendment and a Form 13 (Amalgamation Application) with the British Columbia Registrar of Companies under the BCBCA;

(vi)	the filing of the documents prescribed under the BCBCA to effect the appointment of the New Bayswater Directors and the New Bayswater Management; and

(vii)

those which, if not obtained or made, would not prevent or delay the consummation of the Amalgamation or otherwise prevent Bayswater from performing its obligations under this Agreement and would not be reasonably likely to have a Material Adverse Effect on the Bayswater Group.

(b)

Each of Bayswater and Bayswater Subco has full corporate power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder and to complete the Amalgamation, subject to the approval of the matters set out in the Bayswater Circular by Bayswater Shareholders at the Bayswater Meeting and the Bayswater Subco Amalgamation Resolution by Bayswater by written consent resolution.

(c)

The board of directors of Bayswater have unanimously: (i) approved the Business Combination and the execution, delivery and performance of this Agreement; (ii) directed that the matters set out in the Bayswater Circular be submitted to the Bayswater Shareholders at the Bayswater Meeting, and unanimously recommended approval thereof and (iii) approved the execution and delivery of the Bayswater Subco Amalgamation Resolution by Bayswater.

(d)	The board of directors of Bayswater Subco have unanimously approved the Amalgamation and the execution, delivery and performance of this Agreement.

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(e)

This Agreement has been duly executed and delivered by Bayswater and Bayswater Subco and constitutes a legal, valid, and binding obligation of Bayswater and Bayswater Subco enforceable against each of them in accordance with its terms, except:

(i)	as may be limited by bankruptcy, reorganization, insolvency and similar Laws of general application relating to or affecting the enforcement of creditors’ rights or the relief of debtors; and

(ii)

that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defences and to the discretion of the court before which any proceeding therefor may be brought.

(f)	The execution, delivery, and performance of this Agreement will not:

(i)	constitute a violation of the notice of articles or articles of Bayswater or the notice of articles or articles of Bayswater Subco;

(ii)

conflict with, result in the breach of or constitute a default or give to others a right of termination, cancellation, creation or acceleration of any obligation under, or the loss of any material benefit under or the creation of any benefit or right of any third party under any material Contract, material permit or material license to which any Bayswater Group Member is a party or as to which any of its property is subject which would in any such case have a Material Adverse Effect on the Bayswater Group;

(iii)

constitute a violation of any Law applicable or relating to any Bayswater Group Member or their respective businesses except for such violations which would not have a Material Adverse Effect on any Bayswater Group Member; or

(iv)	result in the creation of any lien upon any of the assets of any Bayswater Group Member, other than such liens as would not have a Material Adverse Effect on the Bayswater Group.

(g)

No Bayswater Group Member or any Affiliate or Associate of any Bayswater Group Member, nor to the knowledge of Bayswater, any director or officer of any Bayswater Group Member, beneficially owns or has the right to acquire a beneficial interest in any Finco Shares.

4.3	Litigation and Compliance

(a)	There are no actions, suits, claims or proceedings, whether in equity or at law, or any Governmental investigations pending or, to the knowledge of Bayswater, threatened:

(i)	against or affecting any Bayswater Group Member or with respect to or affecting any asset or property owned, leased or used by any Bayswater Group Member; or

(ii)	which question or challenge the validity of this Agreement or the Amalgamation or any action taken or to be taken pursuant to this Agreement or the Amalgamation;

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nor is Bayswater aware of any basis for any such action, suit, claim, proceeding or investigation.

(b)

Each Bayswater Group Member has conducted and is conducting its business in compliance with, and is not in default or violation under, and has not received notice asserting the existence of any default or violation under, any Law applicable to the businesses or operations of the Bayswater Group, except for non-compliance, defaults, and violations which would not, in the aggregate, have a Material Adverse Effect on the Bayswater Group.

(c)

No Bayswater Group Member, and no asset of any Bayswater Group Member, is subject to any judgment, order or decree entered in any lawsuit or proceeding which has had, or which is reasonably likely to have, a Material Adverse Effect on the Bayswater Group or which is reasonably likely to prevent Bayswater or Bayswater Subco from performing its respective obligations under this Agreement.

(d)

Each Bayswater Group Member has duly filed or made all reports and returns required to be filed by it with any Government and has obtained all permits, licenses, consents, approvals, certificates, registrations and authorizations (whether Governmental, regulatory or otherwise) which are required in connection with the business and operations of the Bayswater Group, except where the failure to do so has not had and will not have a Material Adverse Effect on the Bayswater Group.

4.4	Public Filings; Financial Statements

(a)

Bayswater has filed all documents required pursuant to applicable Canadian Securities Laws (the “Bayswater Securities Documents”). As of their respective dates, the Bayswater Securities Documents complied in all material respects with the then applicable requirements of the Canadian Securities Laws (and all other applicable securities laws) and, at the respective times they were filed, none of the Bayswater Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Bayswater has not filed any confidential disclosure reports which have not at the date hereof become public knowledge.

(b)

The consolidated financial statements (including, in each case, any notes thereto) of Bayswater for the years ended February 28, [2018] and 2017 [and for the three and nine month periods ended November 30, 2017 and 2016] included in the Bayswater Securities Documents were prepared in accordance with IFRS applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated assets, liabilities and financial condition of Bayswater and its consolidated subsidiaries as of the respective dates thereof and the consolidated earnings, results of operations and changes in financial position of Bayswater and its consolidated subsidiaries for the periods then ended (subject, in the case of unaudited statements, to the absence of footnote disclosure and to customary year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Bayswater Securities Documents, Bayswater has not, since February 28, [2018], made any change in the accounting practices or policies applied in the preparation of its financial statements.

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(c)

Bayswater is now, and on the Effective Date will be, a “reporting issuer” (or its equivalent) under Canadian Securities Laws of each of the Provinces of Alberta and British Columbia. Bayswater is not currently in default in any material respect of any requirement of Canadian Securities Laws and Bayswater is not included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authorities in each of such Provinces.

(d)

There has not been any reportable event (within the meaning of National Instrument 51- 102 – Continuous Disclosure Obligations of the Canadian Securities Administrators) since February 28, [2017]with the present or former auditors of the Bayswater Group.

(e)

No order ceasing or suspending trading in securities of any Bayswater Group Member or prohibiting the sale of securities by any Bayswater Group Member has been issued that remains outstanding and, to the knowledge of Bayswater, no proceedings for this purpose have been instituted, are pending, contemplated or threatened by any securities commission, self-regulatory organization or the TSX-V.

(f)

Bayswater maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g)

There are no contracts with Bayswater, on the one hand, and: (i) any officer or director of the Bayswater Group; (ii) any holder of 5% or more of the equity securities of Bayswater; or (iii) an associate or affiliate of a person in (i) or (ii), on the other hand.

4.5	Taxes

Each Bayswater Group Member has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it prior to the date hereof, all such Tax Returns are complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, other than those which are being contested in good faith and in respect of which adequate reserves have been provided in the most recently published financial statements of Bayswater. Bayswater’s most recent audited consolidated financial statements reflect a reserve in accordance with IFRS for all Taxes payable by the Bayswater Group Members for all taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed in writing against any Bayswater Group Member, there are no actions, suits, proceedings, investigations or claims pending or threatened against any Bayswater Group Member in respect of Taxes or any matters under discussion with any Government relating to Taxes, in each case which are likely to have a Material Adverse Effect on the Bayswater Group, and no waivers or written requests for waivers of the time to assess any such Taxes are outstanding or pending. Each Bayswater Group Member has withheld from each payment made to any of their past or present employees, officers or directors, and to any non-resident of Canada, the amount of all Taxes required to be withheld therefrom and have paid the same to the proper tax or receiving officers within the time required under applicable Law. Each Bayswater Group Member has remitted to the appropriate tax authorities within the time limits required all amounts collected by it in respect of Taxes. There are no liens for Taxes upon any asset of the Bayswater Group except liens for Taxes not yet due.

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4.6	Pension and Other Employee Plans and Agreement

Other than the Bayswater Stock Option Plan, Bayswater does not maintain or contribute to any Employee Plan. The Bayswater Stock Option Plan has been approved by the TSX-V and was adopted by Bayswater in accordance with the requirements of the TSX-V and complies in all material respects with the applicable policies of the TSX-V.

4.7	Labour Relations

(a)	No employees of any Bayswater Group Member are covered by any collective bargaining agreement.

(b)

There are no representation questions, arbitration proceedings, labour strikes, slow-downs or stoppages, material grievances, or other labour troubles pending or, to the knowledge of Bayswater, threatened with respect to the employees of any Bayswater Group Member; and (ii) to the best of Bayswater’s knowledge, there are no present or pending applications for certification (or the equivalent procedure under any applicable Law) of any union as the bargaining agent for any employees of any Bayswater Group Member.

4.8	Contracts, Etc

(a)	No Bayswater Group Member is a party to or bound by any Contract.

(b)

Each Bayswater Group Member and, to the knowledge of Bayswater, each of the other parties thereto, is in material compliance with all covenants under any material Contract, and no default has occurred which, with notice or lapse of time or both, would directly or indirectly constitute such a default, except for such non-compliance or default under any material Contract as has not had and will not have a Material Adverse Effect on the Bayswater Group.

(c)

No Bayswater Group Member is a party to or bound by any Contract that provides for any payment as a result of the consummation of any of the matters contemplated by this Agreement that would result in Bayswater having a cash balance of less than $nil at the time of the completion of the Business Combination.

4.9	Absence of Certain Changes, Etc.

Except as contemplated by the Business Combination and this Agreement, since February 28, 2018:

(a)	there has been no Material Adverse Change in the Bayswater Group;

(b)	no Bayswater Group Member has:

(i)	sold, transferred, distributed, or otherwise disposed of or acquired a material amount of its assets, or agreed to do any of the foregoing, except in the ordinary course of business;

(ii)	incurred any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) which has had or is likely to have a Material Adverse Effect on the Bayswater Group;

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(iii)	prior to the date hereof, made or agreed to make any material capital expenditure or commitment for additions to property, plant, or equipment in excess of $25,000;

(iv)

made or agreed to make any material increase in the compensation payable to any employee or director except for increases made in the ordinary course of business and consistent with presently existing policies or agreement or past practice;

(v)	conducted its operations other than in all material respects in the normal course of business;

(vi)

entered into any material transaction or material Contract, or amended or terminated any material transaction or material Contract, except transactions or Contracts entered into in the ordinary course of business; and

(vii)	agreed or committed to do any of the foregoing; and

(c)	there has not been any declaration, setting aside or payment of any dividend with respect to Bayswater’s share capital.

4.10	Subsidiaries

(a)

All of the outstanding shares in the capital of Bayswater Subco are owned of record and beneficially by Bayswater free and clear of all liens. Bayswater does not own, directly or indirectly, any equity interest of or in any entity or enterprise organized under the Laws of any domestic or foreign jurisdiction other than Bayswater Subco.

(b)	All outstanding shares in the capital of, or other equity interests in, each Bayswater Group Member have been duly authorized and are validly issued, fully paid and non-assessable.

4.11	Capitalization

(a)

As at the date hereof, the authorized capital of Bayswater consists of an unlimited number of Bayswater Shares without nominal or par value, of which 185,186,988 Bayswater Shares are issued and outstanding (prior to giving effect to the Consolidation).

(b)	All issued and outstanding shares in the capital of Bayswater have been duly authorized and are validly issued, fully paid and non-assessable, free of pre-emptive rights.

(c)	There are no authorized, outstanding or existing:

(i)	voting trusts or other agreements or understandings with respect to the voting of any Bayswater Shares to which any Bayswater Group Member is a party;

(ii)	securities issued by any Bayswater Group Member that are convertible into or exchangeable for any Bayswater Shares;

(iii)	agreements, options, warrants, or other rights capable of becoming agreements, options or warrants to purchase or subscribe for any Bayswater Shares or

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securities convertible into or exchangeable or exercisable for any such common shares, in each case granted, extended or entered into by any Bayswater Group Member;

(iv)

agreements of any kind to which any Bayswater Group Member is party relating to the issuance or sale of any Bayswater Shares, or any securities convertible into or exchangeable or exercisable for any Bayswater Shares or requiring Bayswater to qualify securities of any Bayswater Group Member for distribution by prospectus under Canadian Securities Laws; or

(v)	agreements of any kind which may obligate Bayswater to issue or purchase any of its securities.

4.12	Environmental Matters

Each Bayswater Group Member is in compliance with all applicable Environmental Laws and has not violated any then current environmental laws as applied at that time. All operations of the Bayswater Group, past or present, conducted on any real property, leased or owned by any member of the Bayswater Group, past or present, and such properties themselves while occupied by a member of the Bayswater Group have been and are in compliance with all Environmental Laws. No Bayswater Group Member is the subject of: (i) any proceeding, application, order or directive which relates to any environmental, health or safety matter; or (ii) any demand or notice with respect to any Environmental Laws. Each Bayswater Group Member has made adequate reserves for all reclamation obligations and has made appropriate arrangements, through obtaining reclamation bonds or otherwise to discharge such reclamation obligations, to the extent applicable. No member of the Bayswater Group has caused or permitted the release of any hazardous substances on or to any of the assets or any other real property owned or leased or occupied by any member of the Bayswater Group, either past or present, (including underlying soils and substrata, surface water and groundwater) in such a manner as: (A) would be reasonably likely to impose liability for cleanup, natural resource damages, loss of life, personal injury, nuisance or damage to other property; (B) would be reasonably likely to result in imposition of a lien, charge or other encumbrance on or the expropriation of any of the assets; or (C) at levels which exceed remediation and/or reclamation standards under any Environmental Laws or standards published or administered by those Governmental Authorities responsible for establishing or applying such standards. There is no environmental liability or factors likely to give rise to any environmental liability (i) affecting any of the properties of any Bayswater Group Member; or (ii) retained in any manner by any Bayswater Group Member in connection with properties disposed by any Bayswater Group Member.

4.13	Licence and Title

Bayswater is the absolute legal and beneficial owner of, and has good and marketable title to, all of its material property or assets (real and personal, tangible and intangible, including leasehold interests) including all the properties and assets reflected in the balance sheet forming part of Bayswater’s financial statements for the year ended February 28, [2018], except as indicated in the notes thereto, and such properties and assets are not subject to any mortgages, liens, charges, pledges, security interests, encumbrances, claims, demands, Encumbrances or defect in title of any kind except as is reflected in the balance sheets forming part of such financial statements and in the notes thereto and Bayswater owns, possesses, or has obtained and is in compliance in all material respects with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Authority necessary to conduct its business as currently conducted, in accordance in all material respects with applicable Laws.

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4.14	Indebtedness

As at the date of this Agreement, no indebtedness for borrowed money was owing or guaranteed by any Bayswater Group Member.

4.15	Undisclosed Liabilities

There are no material liabilities of the Bayswater Group of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which any Bayswater Group Member may become liable on or after the consummation of the transactions contemplated hereby other than:

(a)	liabilities disclosed on or reflected or provided for in the most recent financial statements of Bayswater included in the Bayswater Securities Documents; and

(b)

liabilities incurred in the ordinary and usual course of business of the Bayswater Group and attributable to the period since February 28, [2018], none of which has had or may reasonably be expected to have a Material Adverse Effect on the Bayswater Group.

4.16	Due Diligence Investigations

All information relating to the business, assets, liabilities, properties, capitalization or financial condition of the Bayswater Group or any member thereof provided by any Bayswater Group Member or any of its Advisers to VCP23, Finco or USCo is true, accurate and complete in all material respects.

4.17	Brokers

Except as disclosed to VCP23 in writing, no Bayswater Group Member or, to the knowledge of Bayswater, any of their respective Associates, Affiliates or Advisers have retained any broker or finder in connection with the transactions contemplated hereby, nor have any of the foregoing incurred any Liability to any broker or finder by reason of any such transaction.

4.18	Anti-Bribery Laws

Neither Bayswater nor Bayswater Subco nor to the knowledge of Bayswater, any director, officer, employee or consultant of the foregoing, has (i) violated any anti-bribery or anti-corruption laws applicable to Bayswater or Bayswater Subco, including but not limited to the U.S. Foreign Corrupt Practices Act and Canada’s Corruption of Foreign Public Officials Act, or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (X) to any Government Official, whether directly or through any other person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of Bayswater or Bayswater Subco in obtaining or retaining business for or with, or directing business to, any person; or (Y) to any person, in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither Bayswater nor Bayswater Subco nor to the knowledge of Bayswater, any director, officer, employee, consultant, representative or agent of foregoing, has (i) conducted or initiated any review, audit, or internal investigation that concluded Bayswater or Bayswater Subco or any

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director, officer, employee, consultant, representative or agent of the foregoing violated such laws or committed any material wrongdoing, or (ii) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption Laws, in each case with respect to any alleged act or omission arising under or relating to non-compliance with any such Laws, or received any notice, request, or citation from any person alleging non-compliance with any such Laws.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF BAYSWATER

5.1	Conditions Precedent to Completion of the Business Combination

The obligation of Bayswater and Bayswater Subco to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by Bayswater and Bayswater Subco:

(a)

The representations and warranties of VCP2 and Finco set forth in Article II and Article III qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects as of the date of this Agreement and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which shall be true and correct in all material respects as of such date.

(b)

VCP23 and Finco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them prior to or on the Effective Date and Bayswater shall have received a certificate signed on behalf of VCP23 by an executive officer thereof to such effect dated as of the Effective Date.

(c)	There shall not have occurred any Material Adverse Change in VCP23 since the date of this Agreement.

(d)	The Bayswater Shareholders shall have approved the matters set out in the Bayswater Circular at the Bayswater Meeting.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF VCP23, FINCO AND USCO

6.1	Conditions Precedent to Completion of the Business Combination

The obligation of VCP23, Finco and USCo to complete the Business Combination is subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived by VCP23:

(a)

The representations and warranties of Bayswater and Bayswater Subco set forth in Article IV qualified as to materiality shall be true and correct, and the representations and warranties not so qualified shall be true and correct in all material respects as of the date hereof and on the Effective Date as if made on the Effective Date, except for such representations and warranties made expressly as of a specified date which shall be true and correct in all material respects as of such date.

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(b)

Bayswater and Bayswater Subco shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Bayswater and Bayswater Subco, respectively, prior to or on the Effective Date and VCP23 shall have received certificates signed on behalf of Bayswater and Bayswater Subco, respectively, by an executive officer thereof to such effect dated as of the Effective Date.

(c)	There shall not have occurred any Material Adverse Change any of Bayswater or the Bayswater Group since the date of this Agreement.

(d)	The Bayswater Shareholders shall have approved the matters set out in the Bayswater Circular at the Bayswater Meeting.

(e)

Bayswater shall have completed and filed all necessary documents in accordance with the BCBCA in respect of the matters set out in the Bayswater Circular to be approved at the Bayswater Meeting and the Name Change shall be effective.

(f)

VCP23 shall be satisfied that the exchange of Multiple Voting Shares or Super Voting Shares, as applicable, for USCo shares shall be exempt from registration under all applicable United States federal and state securities laws.

(g)

All of the current directors and officers of Bayswater and Bayswater Subco shall have resigned without payment by or any liability to Bayswater, VCP23, Finco, Bayswater Subco or Amalco, and each such director and officer shall have executed and delivered a release in favour of Bayswater, Bayswater Subco, VCP23, Finco and Amalco, in a form acceptable to Bayswater and VCP23, each acting reasonably.

(h)

All of the securityholders of VCP23 shall have entered into a contribution agreement providing for the contribution of their interests (including net profit interests) in VCP23 in exchange for Class A or Class B shares of USCo.

(i)

VCP23 shall be satisfied in its sole discretion that: (A) at the time of the completion of the Business Combination, Bayswater has a cash balance of not less than $0; and (B) Bayswater and Bayswater Subco have no liabilities.

ARTICLE VII

MUTUAL CONDITIONS PRECEDENT

7.1	Mutual Conditions Precedent

The obligations of Bayswater, Bayswater Subco, VCP23, Finco and USCo to complete the Business Combination are subject to the satisfaction of the following conditions on or prior to the Effective Date, each of which may be waived only with the consent in writing of Bayswater and VCP23:

(a)

all consents, waivers, permits, exemptions, orders, consents and approvals required to permit the completion of the Business Combination, the failure of which to obtain could reasonably be expected to have a Material Adverse Effect on VCP23 or Bayswater or materially impede the completion of the Business Combination, shall have been obtained;

(b)

no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Business Combination shall have been issued by any federal, state, or provincial court (whether domestic or foreign) having jurisdiction and remain in effect;

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(c)

the Subordinate Voting Shares to be issued pursuant to the Business Combination shall have been conditionally approved for listing on the CSE, subject to standard conditions on the Effective Date or as soon as practicable thereafter;

(d)

on the Effective Date, no cease trade order or similar restraining order of any other provincial securities administrator relating to the Bayswater Shares, the Subordinate Voting Shares, the Multiple Voting Shares, the Super Voting Shares, the Finco Shares, the VCP23 membership units or the Amalco Shares shall be in effect;

(e)

there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, before any court or Governmental Authority, agency or tribunal, domestic or foreign, that has a significant likelihood of success, seeking to restrain or prohibit the consummation of the Business Combination or any of the other transactions contemplated by this Agreement or seeking to obtain from Bayswater, Bayswater Subco or Finco any damages that are material in relation to Bayswater, Bayswater Subco and Finco and their subsidiaries taken as a whole;

(f)

the distribution of Amalco Shares, Subordinate Voting Shares, Multiple Voting Share and Super Voting Shares pursuant to the Business Combination shall be exempt from the prospectus and registration requirements of applicable Canadian Securities Law either by virtue of exemptive relief from the securities regulatory authorities of each of the provinces of Canada or by virtue of applicable exemptions under Canadian Securities Laws and shall not be subject to resale restrictions under applicable Canadian Securities Laws (other than as applicable to control persons) or pursuant to section 2.6 of National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators); and

(g)	this Agreement shall not have been terminated in accordance with its terms.

ARTICLE VIII

CLOSING

8.1	Closing

The Closing shall take place at the offices of VCP23’s counsel, Cassels Brock & Blackwell LLP at 11:00 a.m. (Toronto time) on the Effective Date or on such other date as VCP23and Bayswater may agree.

8.2	Termination of this Agreement

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Bayswater Subco Amalgamation Resolution by Bayswater or the matters set out in the Bayswater Circular by the Bayswater Shareholders or any other matters presented in connection with the Business Combination:

(a)	by mutual written consent of the Parties;

(b)	by Bayswater or VCP23 if there has been a breach of any of the representations, warranties, covenants and agreements on the part of the other Party (the “Breaching

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Party”) set forth in this Agreement, which breach has or is likely to result in the failure of the conditions set forth in Section 5.1, 6.1 or 7.1, as the case may, to be satisfied and in each case has not been cured within ten (10) Business Days following receipt by the Breaching Party of written notice of such breach from the non-breaching Party (the “Non-Breaching Party”);

(c)

by any Party if any permanent order, decree, ruling or other action of a court or other competent authority restraining, enjoining or otherwise preventing the consummation of the Business Combination shall have become final and non-appealable;

8.3	Survival of Representations and Warranties; Limitation

The representations and warranties set forth in herein shall expire and be terminated on the earlier of the Effective Date or the termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1	Further Actions

From time to time, as and when requested by any Party, the other Parties shall execute and deliver, and use all commercially reasonable efforts to cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably requested in order to:

(a)	carry out the intent and purposes of this Agreement;

(b)	effect the Amalgamation (or to evidence the foregoing); and

(c)	consummate and give effect to the other transactions, covenants and agreements contemplated by this Agreement.

9.2	Entire Agreement

This Agreement, which includes the Schedules hereto and the other documents, agreements, and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the Parties with respect to matters dealt within herein and, except as expressly provided herein, supersedes all prior arrangements or understandings with respect thereto, including the Letter of Intent.

9.3	Descriptive Headings

The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

9.4	Notices

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by electronic mail, nationally recognized overnight courier, or registered or certified mail, postage prepaid, addressed as follows:

(a)	If to Bayswater or Bayswater Subco:

23

Bayswater Uranium Corporation
999 Canada Place, Suite 545
Vancouver, BC V6C 3E1

	Attention:	Mark Gelmon
	E-mail:	gelmon@iocorporate.com

with a copy (which shall not constitute notice) to:

Owen Bird Law Corporation
Suite 2900 – 595 Burrard Street
	Vancouver, BC	V7X 1J5

	Attention:	Jeff Lightfoot
	E mail:	jlightfoot@owenbird.com

(b)	If to VCP23, Finco or USCo:

325 W. Huron St.
Suite 412
Chicago, IL 60654

	Attention:	Bret Kravitz
	E-mail:	bkravitz@gtigrows.com

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza, 40 King Street West
Toronto, ON M5H 3C2

	Attention:	John Vettese
	Email:	jvettese@casselsbrock.com

Any such notices or communications shall be deemed to have been received: (i) if delivered personally or sent by nationally recognized overnight courier or by electronic mail, on the date of such delivery; or (ii) if sent by registered or certified mail, on the third Business Day following the date on which such mailing was postmarked. Any Party may by notice change the address to which notices or other communications to it are to be delivered or mailed.

9.5	Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of the Province of British Columbia and the federal laws of Canada applicable therein, but references to such laws shall not, by conflict of laws, rules or otherwise require application of the law of any jurisdiction other than the Province of British Columbia and the Parties hereby further irrevocably attorn to the jurisdiction of the Courts of the Province of British Columbia in respect of any matter arising hereunder or in connection with the transactions contemplated in this Agreement.

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9.6	Enurement and Assignability

This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns, provided that this Agreement shall not be assignable otherwise than by operation of law by any Party without the prior written consent of the other Parties, and any purported assignment by any Party without the prior written consent of the other Parties shall be void.

9.7	Confidentiality

The Parties agree that no disclosure or announcement, public or otherwise, in respect of the Business Combination, this Agreement or the transactions contemplated herein shall be made by any Party or its representatives without the prior agreement of the other Parties as to timing, content and method, hereto, provided that the obligations herein will not prevent any Party from making, after consultation with the other Parties, such disclosure as its counsel advises is required by applicable Law or the rules and policies of the CSE, TSX-V (or any other relevant stock exchange). If any of Bayswater, VCP23, Finco, USCo or Bayswater Subco is required by applicable Law or regulatory instrument, rule or policy to make a public announcement with respect to the Business Combination, such Party hereto will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

Except as and only to the extent required by applicable Law, the Receiving Party will not disclose or use, and it will cause its representatives not to disclose or use, any Confidential Information furnished by a Disclosing Party or its representatives to the Receiving Party or its representatives at any time or in any manner, other than for the purposes of evaluating the Business Combination.

9.8	Remedies

The Parties acknowledge that an award of money damages may be inadequate for any breach of the obligations undertaken by the Parties and that the Parties shall be entitled to seek equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, each of the Parties waive the defense that there is an adequate remedy at law. Without limiting any remedies any Party may otherwise have, in the event any Party refuses to perform its obligations under this Agreement, the other Party shall have, in addition to any other remedy at law or in equity, the right to specific performance.

9.9	Waivers and Amendments

Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit, or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

9.10	Illegalities

In the event that any provision contained in this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the Party for whose benefit the provision exists, be in any way impaired.

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9.11	Currency

Except as otherwise set forth herein, all references to amounts of money in this Agreement are to United States Dollars.

9.12	Counterparts

This Agreement may be executed in any number of counterparts by original or telefacsimile signature, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all the parties reflected hereon as signatories.

[REMAINDER OF THE AGREEMENT IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

BAYSWATER URANIUM CORPORATION

By:
Name:
Title:

GTI FINCO INC.

By:
Name:
Title:

VCP23, LLC

By:
Name:
Title:

1165318 B.C. LTD.

By:
Name:
Title:

GTI23, INC.

By:
Name:
Title:

40

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

BAYSWATER URANIUM CORPORATION

By:
Name:
Title:

GTI FINCO INC.

By:	/s/ Anthony Georgiadis
	Name:	Anthony Georgiadis
	Title:	President

VCP23, LLC

By:	/s/ Ben Kovler
	Name:	Ben Kovler
	Title:	Chairman

1165318 B.C. LTD.

By:
Name:
Title:

GTI23, INC.

By:	/s/ Ben Kovler
	Name:	Ben Kovler
	Title:	President

27

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first above written.

BAYSWATER URANIUM CORPORATION

By:
Name:
Title:

GTI FINCO INC.

By:
Name:
Title:

VCP23, LLC

By:
Name:
Title:

1165318 B.C. LTD.

By:	/s/ Mark Gelmon
	Name:	Mark Gelmon
	Title:	Director

GTI23, INC.

By:
Name:
Title:

40

SCHEDULE A

DEFINITIONS

“Advisers” when used with respect to any Person, shall mean such Person’s directors, officers, employees, representatives, agents, counsel, accountants, advisers, engineers, and consultants.

“Affiliate” has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators.

“Agreement” means this Business Combination Agreement, as it may be amended or supplemented at any time and from time to time after the date hereof.

“Amalco” means the corporation resulting from Amalgamation.

“Amalco Shares” means common shares in the capital of Amalco.

“Amalgamation” means an amalgamation of Bayswater Subco and Finco pursuant to Section 269 of the BCBCA, on the terms and subject to the conditions set out in the Amalgamation Agreement and this Agreement, subject to any amendments or variations thereto made in accordance with the provisions of the Amalgamation Agreement and this Agreement.

“Amalgamation Agreement” means the amalgamation agreement in the form attached hereto as Schedule B to be entered into between Bayswater Subco and Finco pursuant to Section 269 of the BCBCA, to effect the Amalgamation.

“Amalgamation Application” means the Form 13 to be jointly completed and filed by Bayswater and Finco with the Registrar of Companies under the BCBCA, substantially in the form set forth in Schedule B hereto giving effect to the Amalgamation of Bayswater Subco and Finco upon and subject to the terms of this Agreement.

“Associate” has the meaning ascribed to such term in the Securities Act (British Columbia).

“Bayswater” means Bayswater Uranium Corporation, a corporation existing under the BCBCA.

“Bayswater Circular” means the management information circular of Bayswater dated May 11, 2018 in respect of a special meeting of shareholders to be held on June 11, 2018, as the same may be amended or supplemented in accordance with this agreement from time to time.

“Bayswater Compensation Options” means options to acquire securities of Baywsater to be issued to former holders of Finco Compensation Options, which options will be substantially on the same terms and conditions as the Finco Compensation Options except for the right to receive Subordinate Voting Shares in lieu of common shares of Finco upon, among other things, payment of the applicable exercise price.

“Bayswater Group” means and includes Bayswater, Bayswater Subco and the other Bayswater Group Members.

“Bayswater Group Member” means and includes Bayswater and any corporation, partnership or company in which Bayswater beneficially owns or controls, directly or indirectly, more than 50% of the equity, voting rights, profit interest, capital or other similar interest thereof or any joint venture in which Bayswater has a direct or indirect interest.

“Bayswater Meeting” means the special meeting of the Bayswater Shareholders to be held to approve the matters set out in the Bayswater Circular and any and all adjournments or postponements of such meeting.

“Bayswater Securities Documents” has the meaning ascribed to such term in Section 4.4(a).

“Bayswater Shareholders” means the holders of Bayswater Shares.

“Bayswater Shares” means the common shares in the capital of Bayswater prior to giving effect to the Consolidation and the Reclassification.

“Bayswater Subco” means 1165318 B.C. Ltd., a wholly-owned subsidiary of Bayswater, created for the purpose of effecting the Business Combination.

“Bayswater Subco Amalgamation Resolution” means the resolution of Bayswater, as sole shareholder of Bayswater Subco, approving the Amalgamation and adopting the Amalgamation Agreement.

“Bayswater Subco Shares” means the common shares in the capital of Bayswater Subco.

“BCBCA” means the Business Corporations Act (British Columbia) as amended;

“Breaching Party” has the meaning ascribed to such term in Section 8.2(b).

“Business Combination” means the completion of the steps set out in Article 1 on the basis set out in this Agreement.

“Business Day” means any day other than a Saturday or Sunday or other day on which Canadian Chartered Banks located in the City of Vancouver or the City of Toronto are required or permitted to close.

“Canadian Securities Laws” means the Securities Act (or equivalent legislation) in each of the provinces and territories of Canada and the respective regulations under such legislation together with applicable published rules, regulations, policy statements, national instruments and memoranda of understanding of the Canadian Provincial Securities Administrators and the securities regulatory authorities in such provinces and territories.

“Certificate of Amalgamation” means the certificate of amalgamation to be used by the Registrar of Companies under the BCBCA pursuant to section 281 of the BCBCA following the following the filing of the Amalgamation Application.

“Class A Shares” means the class A shares of stock in the capital of USCo.

“Class B Shares” means the class B shares of stock in the capital of USCo.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the Disclosing Party or its business, properties and assets made available to the Receiving Party; provided that it does not include information which: (a) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party or pursuant to a breach of Section 9.7 by the Receiving Party; (b) is obtained by the Receiving Party from a source other than the Disclosing Party, provided that, to the reasonable knowledge of the Receiving Party, such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information; (c) is developed by the Receiving Party independently of any disclosure by the Disclosing Party; or (d) was in the Receiving Party’s possession prior to its disclosure by the Disclosing Party.

“Consolidation” means the consolidation of the Bayswater Shares on the basis of one Subordinate Voting Share for each 368 existing Bayswater Shares.

“Contract” means any contract, lease, agreement, instrument, license, commitment, order, or quotation, written or oral.

“CSE” means the Canadian Securities Exchange.

“Disclosing Party” means any Party or its representatives disclosing Confidential Information to the Receiving Party.

“Effective Date” has the meaning ascribed to such term in Section 1.7(e).

“Effective Time” means the time of filing of the Amalgamation Application with the British Columbia Registrar of Companies under the BCBCA on the Effective Date.

“Employee Plans” means all plans, arrangements, agreements, programs, policies or practices, whether oral or written, formal or informal, funded or unfunded, maintained for employees, including, without limitation:

(a)	any employee benefit plan or material fringe benefit plan;

(b)

any retirement savings plan, pension plan or compensation plan, including, without limitation, any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan or supplemental pension or retirement income plan;

(c)

any bonus, profit sharing, deferred compensation, incentive compensation, stock compensation, stock purchase, hospitalization, health, drug, dental, legal disability, insurance (including without limitation unemployment insurance), vacation pay, severance pay or other benefit plan, arrangement or practice with respect to employees or former employees, individuals working on contract, or other individuals providing services of a kind normally provided by employees; and

(d)	where applicable, all statutory plans, including, without limitation, the Canada or Québec Pension Plans.

“Encumbrance” includes any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, adverse claim, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

“Environmental Laws” means Laws regulating or pertaining to the generation, discharge, emission or release into the environment (including without limitation ambient air, surface water, groundwater or land), spill, receiving, handling, use, storage, containment, treatment, transportation, shipment, disposition or remediation or clean-up of any Hazardous Substance, as such Laws are amended and in effect as of the date hereof.

“Financing” means the private placement of Subscription Receipts prior to the Effective Date.

“Finco Compensation Options” means options to acquire securities of Finco granted to certain agents as compensation pursuant to the Financing.

“Finco Shareholders” means the holders of the issued and outstanding Finco Shares.

“Finco Shares” means the common shares in the capital of Finco.

“Government” means:

(a)	the government of Canada, the United States or any other foreign country;

(b)	the government of any Province, State, county, municipality, city, town, or district of Canada, the United States or any other foreign country; and

(c)

any ministry, agency, department, authority, commission, administration, corporation, bank, court, magistrate, tribunal, arbitrator, instrumentality, or political subdivision of, or within the geographical jurisdiction of, any government described in the foregoing clauses (a) and (b), and for greater certainty, includes the TSX-V and the CSE.

“Government Official” means:

(a)	any official, officer, employee, or representative of, or any person acting in an official capacity for or on behalf of, any Governmental Authority;

(b)	any salaried political party official, elected member of political office or candidate for political office; or

(c)	any company, business, enterprise or other entity owned or controlled by any person described in the foregoing clauses.

“Governmental” means pertaining to any Government.

“Governmental Authority” means and includes, without limitation, any Government or other political subdivision of any Government, judicial, public or statutory instrumentality, court, tribunal, commission, board, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the activity or Person in question and, for greater certainty, includes the TSX-V.

“Group Member” means and includes any Party and its other group members as the context requires.

“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including hydrogen sulphide, arsenic, cadmium, copper, lead, mercury, petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance, pollutant or contaminant regulated or defined pursuant to, or that could result in liability under, any applicable Environmental Law.

“IFRS” means International Financial Reporting Standards.

“ITA” means the Income Tax Act (Canada), as amended and all regulations thereunder.

“Income Tax” means any Tax based on or measured by income (including without limitation, based on net income, gross income, income as specifically defined, earnings, profits or selected items of income, earnings or profits); and any interest, penalties and additions to tax with respect to any such tax (or any estimate or payment thereof).

“Intellectual Property” means all rights to and interests in:

(a)	all business and trade names, logos and designs, brand names and slogans Related to the Business; and

(b)

all inventions, improvements, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs Related to the Business.

“knowledge of VCP23” means the actual knowledge of Ben Kovens, Peter Kadens and Anthony Georgiadis, without additional inquiry.

“Law” means any of the following of, or issued by, any Government, in effect on or prior to the date hereof, including any amendment, modification or supplementation of any of the following from time to time subsequent to the original enactment, adoption, issuance, announcement, promulgation or granting thereof and prior to the date hereof: any statute, law, act, ordinance, code, rule or regulation of any writ, injunction, award, decree, judgment or order.

“Letter of Intent” means the letter of intent, dated April 23, 2018, between VCP23 and Bayswater related to the Business Combination.

“Liability” of any Person means and include:

(a)

any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured;

(b)

any right against such Person to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured; and

(c)	any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise).

“Listing Statement” means the listing statement of Bayswater to be prepared in accordance with the requirements of the CSE and filed with the CSE in connection with the Business Combination.

“Material Adverse Change” or “Material Adverse Effect” means, with respect to any Party any change, event, effect, occurrence or state of facts that has, or could reasonably be expected to constitute a material adverse change in respect of or to have a material adverse effect on, the business, properties, assets, liabilities (including contingent liabilities), results of operations or financial condition of the party and its subsidiaries, as applicable, taken as a whole. The foregoing shall not include any change or effects attributable to: (i) any matter that has been disclosed in writing to the other Party or any of its Advisers by a Party or any of its Advisers in connection with this Agreement; (ii) changes relating to general economic, political or financial conditions; or (iii) relating to the state of securities markets in general.

“Multiple Voting Shares” means the Multiple Voting Shares of Bayswater having the terms and conditions set out in Schedule C.

“Name Change” means the change of Bayswater’s name to Green Thumb Industries Inc., or such other name designated by VCP23 and that is acceptable to the regulatory authorities.

“New Bayswater Directors” has the meaning ascribed to such term in Section 1.8.

“New Bayswater Management” has the meaning ascribed to such term in Section 1.8.

“Non-Breaching Party” has the meaning ascribed to such term in Section 8.2(b).

“Parties” and “Party” means the parties to this Agreement.

“penalty” means any civil or criminal penalty (including any interest thereon), fine, levy, lien, assessment, charge, monetary sanction or payment, or any payment in the nature thereof, of any kind, required to be made to any Government under any Law.

“Person” means any corporation, partnership, limited liability company or partnership, joint venture, trust, unincorporated association or organization, business, enterprise or other entity; any individual; and any Government.

“Receiving Party” means any Party or its representatives receiving Confidential Information from a Disclosing Party.

“Reclassification” has the meaning ascribed to such term in Section 1.7(d).

“Related to the Business” means, directly or indirectly, used in, arising from, or relating in any manner to the business of Finco.

“Share Exchange” has the meaning ascribed to such term in the recitals to this Agreement.

“Subordinated Voting Shares” means the Subordinated Voting Shares into which the Bayswater Shares will be reclassified, having the terms and conditions set out in Schedule C.

“Subscription Receipt Agreement” means the subscription receipt agreement among Finco, VCP23, GMP Securities L.P., Cannacord Genuity Corp. and Odyssey Trust Company setting out the terms and conditions of the Subscription Receipts.

“Subscription Receipts” has the meaning ascribed to such term in Section 1.3.

“subsidiary” means, with respect to a specified corporation, any corporation of which more than fifty per cent (50%) of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified corporation, and shall include any corporation in like relation to a subsidiary.

“Super Voting Shares” means the Super Voting Shares of Bayswater having the terms and conditions set out in Schedule C.

“Tax” means any tax, levy, charge or assessment imposed by or due any Government, together with any interest, penalties, and additions to tax relating thereto, including without limitation, any of the following:

(a)	any Income Tax;

(b)

any franchise, sales, use and value added tax or any license or withholding tax; any payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, alternative or add-on minimum tax; and any customs duties or other taxes;

(c)	any tax on property (real or personal, tangible or intangible, based on transfer or gains);

(d)	any estimate or payment of any of tax described in the foregoing clauses (a) through (d); and

(e)	any interest, penalties and additions to tax with respect to any tax (or any estimate or payment thereof) described in the foregoing clauses (a) through (e).

“Tax Return” means all returns, amended returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority with jurisdiction over the applicable party.

“TSX-V” means the TSX Venture Exchange.

SCHEDULE B

AMALGAMATION AGREEMENT

See Attached

B-1

AMALGAMATION AGREEMENT

THIS AGREEMENT is made as of the 12th day of June 2018,

BETWEEN:

GTI FINCO INC., a company incorporated under the laws of British Columbia

(“FINCO”)

AND:

BAYSWATER URANIUM CORPORATION, a company incorporated under the laws of British Columbia

(“Bayswater”)

AND:

1165318 B.C. LTD., a company incorporated under the laws of British Columbia

(“Bayswater Subco”)

WHEREAS

A.

Finco and Bayswater Subco (collectively, the “Companies”), acting under the authority set out in the Business Corporations Act (British Columbia) (the “Act”), have agreed to amalgamate on the terms and conditions set forth herein (the “Amalgamation”); and

B.

Prior to the Amalgamation, (i) Bayswater is expected to change its name to “Green Thumb Industries Inc.” or such other name designated by the board of directors of Bayswater, and (ii) Bayswater will restructure its share capital to, among other things, re-designate its existing common shares as Subordinate Voting Shares (the “Bayswater Shares”); and

C.	Pursuant to the Amalgamation, Bayswater will issue Bayswater Shares to the holders of common shares of Finco (the “Finco Shares”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual agreements, covenants and conditions contained in this Agreement, each of the parties covenants and agrees with the other as follows:

1.	In this Agreement, the expression “Amalgamated Company” shall mean the company continuing from the Amalgamation.

2.	Each of the Companies agrees to amalgamate under the provisions of the Act and to continue as one company under the terms and conditions set out in this Agreement.

3.	The Amalgamated Company shall be a company under the provisions of the Act.

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4.	The name of the Amalgamated Company shall be 1165318 B.C. Ltd.

5.

The Amalgamation Application (including the Notice of Articles of the Amalgamated Company) shall contain the information set out in Schedule 1 to this Agreement and the Articles of the Amalgamated Company shall be in the form set out in Schedule 2 to this Agreement, and the said Articles have been signed by the first director of the Amalgamated Company referred to in Section 7 of this Agreement.

6.

The mailing and delivery addresses of the registered and records offices of the Amalgamated Company, until changed in accordance with the Act, shall be as set out in the Notice of Articles referred to in Section 5 of this Agreement.

7.

The number of directors of the Amalgamated Company, until changed in accordance with the Act and the Articles of the Amalgamated Company, shall be one. The name and prescribed address of the first director of the Amalgamated Company is as follows:

Full Name	Prescribed Address
Anthony Georgiadis	c/o GTI 325 W. Huron Street, Suite 412, Chicago, Illinois, USA, 60654

8.

The sole director shall hold office until he ceases to hold office as specified in the Act, or in the Articles of the Amalgamated Company. The sole director shall carry on and continue the operations of the Amalgamated Company in such manner as he shall determine, subject to and in accordance with the Articles of the Amalgamated Company and the Act.

9.	The full name and office of the first officer of the Amalgamated Company is:

Full Name	Office
Anthony Georgiadis	President

10.	The officer shall hold office at the pleasure of the sole director of the Amalgamated Company.

11.	The issued shares of each of Finco and Bayswater Subco shall be exchanged as follows:

(a)	each outstanding Finco Share shall be exchanged for one Bayswater Share, following which such Finco Shares shall be cancelled;

(b)

Bayswater shall receive one common share of the Amalgamated Company (an “Amalco Share”) for each one common share of Bayswater Subco (a “Bayswater Subco Share”) held by Bayswater, following which all such Bayswater Subco Shares shall be cancelled; and

(c)	the Amalgamated Company shall issue to Bayswater one Amalco Share for each one Bayswater Share issued to the holders of Finco Shares.

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12.

After the Amalgamation becomes effective, the shareholders of Finco entitled to receive Bayswater Shares in exchange for their Finco Shares shall receive a certificate or electronic confirmation representing the number of Bayswater Shares to which they are so entitled on the basis set out herein.

13.	The financial year-end of the Amalgamated Company shall be December 31, until changed by the directors of the Amalgamated Company.

14.

All obligations of each of the Companies immediately prior to the Amalgamation shall attach to and become obligations of the Amalgamated Company, and the Amalgamated Company shall continue to be liable for all such obligations.

15.

Each of the Companies may, by unanimous resolution, assent to any alteration or modification of this Agreement which may be necessary or desirable in the opinion of the respective shareholders, as the case may be, of each of the Companies passing such resolution, and all alterations and modifications so assented to shall be binding upon the Companies.

16.

The Amalgamation shall take effect at the time of filing of the amalgamation application on the date set out in the certificate of amalgamation issued by the British Columbia Registrar of Companies (the “Registrar”) if this Agreement has been adopted as required by the Act and all necessary filings have been made with the Registrar and at the records office of the Companies on or before such time, or at such later time and date as may be determined by the directors of the Companies when this Agreement has been adopted as required by the Act; provided, however, that if the respective directors of Finco or Bayswater Subco determine that it is in the best interests of the Companies, or any one of the Companies, or of the Amalgamated Company, not to proceed with the Amalgamation, then Finco or Bayswater Subco may, by written notice to the other, terminate this Agreement at any time prior to the Amalgamation, and in such event, the Amalgamation shall not take place notwithstanding the fact that this Agreement may have been adopted by the shareholders of the Companies. If this Agreement is not adopted by the shareholders of the Companies as required by the Act, this Agreement shall terminate and become null and void at such time as written notice to that effect is given by Finco or Bayswater Subco to the other.

17.

If this Agreement is adopted by the shareholders of each of the Companies as required by the Act, the Companies agree that they will file with the Registrar the Amalgamation Application containing the information set out in Schedule 1 to this Agreement.

18.

Each of the parties agrees to do, execute and deliver, and cause to be done, executed and delivered, all such further acts, deeds, documents and instruments as are necessary or desirable to give full force and effect to this Agreement.

[Remainder of page intentionally left blank – signature page follows]

IN WITNESS WHEREOF each of the parties has duly executed this Agreement the day and year first above written.

GTI FINCO INC.

/s/ Anthony Georgiadis
Authorized Signatory

BAYSWATER URANIUM CORPORATION

Authorized Signatory

1165318 B.C. LTD.

Authorized Signatory

IN WITNESS WHEREOF each of the parties has duly executed this Agreement the day and year first above written.

GTI FINCO INC.

Authorized Signatory

BAYSWATER URANIUM CORPORATION

Authorized Signatory

1165318 B.C. LTD.

Authorized Signatory

IN WITNESS WHEREOF each of the parties has duly executed this Agreement the day and year first above written.

GTI FINCO INC.

Authorized Signatory

BAYSWATER URANIUM CORPORATION

Authorized Signatory

1165318 B.C. LTD.

/s/ Mark Gelmon
Authorized Signatory

SCHEDULE 1

AMALGAMATION APPLICATION

(see attached)

AMALGAMATION APPLICATION FORM 13 – BC COMPANY Section 275 Business Corporations Act

Telephone: 1 877 526-1526

www.bcregistryservices.gov.bc.ca

DO NOT MAIL THIS FORM to BC Registry Services unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FOIPPA): Personal information provided on this form is collected, used and disclosed under the authority of the FOIPPA and the Business Corporations Act for the purposes of assessment. Questions regarding the collection, use and disclosure of personal information can be directed to the Executive Coordinator of the BC Registry Services at 1 877 526-1526, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A	INITIAL INFORMATION – When the amalgamation is complete, your company will be a BC limited company.

What kind of company(ies) will be involved in this amalgamation?

(Check all applicable boxes.)

☑ BC company

☐ BC unlimited liability company
B	NAME OF COMPANY – Choose one of the following:

☐ The name is the name

reserved for the amalgamated company. The name reservation number is: ,

OR

☐ The company is to be amalgamated with a name created by adding “B.C. Ltd.” after the incorporation number,

OR

☑ The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

1165318 B.C. Ltd.

The incorporation number of that company is: BC1165318

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.
C	AMALGAMATION STATEMENT – Please indicate the statement applicable to this amalgamation.

☐ With Court Approval:

This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

☑  Without Court Approval:

This amalgamation has been effected without court approval. A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

FORM 13/WEB Rev. 2014 / 03 / 17	Page 1

D	AMALGAMATION EFFECTIVE DATE – Choose one of the following:

☑ The amalgamation is to take effect at the time that this application is filed with the registrar.
YYYY / MM / DD
☐ The amalgamation is to take effect at 12:01a.m. Pacific Time on being a date that is not more than ten days after the date of the filing of this application.

YYYY / MM / DD
☐ The amalgamation is to take effect at ☐ a.m. or ☐ p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this application.

E	AMALGAMATING CORPORATIONS
Enter the name of each amalgamating corporation below. For each company, enter the incorporation number. If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number. Attach an additional sheet if more space is required.

NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION

1. GTI Finco Inc.	BC1162415

2. 1165318 B.C. Ltd.	BC1165318

3.

4.

5.

F	FORMALITIES TO AMALGAMATION

If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.

☐ This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.
G	CERTIFIED CORRECT – I have read this form and found it to be correct.

This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item E.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION 1.	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION ×	DATE SIGNED YYYY / MM / DD
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION 2.	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION ×	DATE SIGNED YYYY / MM / DD
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION 3.	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION ×	DATE SIGNED YYYY / MM / DD
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION 4.	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION ×	DATE SIGNED YYYY / MM / DD
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION 5.	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION ×	DATE SIGNED YYYY / MM / DD

FORM 13/WEB Rev. 2014 / 03 / 17	Page 2

NOTICE OF ARTICLES

A	NAME OF COMPANY

Set out the name of the company as set out in Item B of the Amalgamation Application.
B	TRANSLATION OF COMPANY NAME

Set out every translation of the company name that the company intends to use outside of Canada.
C	DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

LAST NAME	FIRST NAME	MIDDLE NAME

Georgiadis	Anthony

DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

c/o GTI, 325 W. Huron Street, Suite 412, Chicago,		Illinois	USA	60654
MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

c/o GTI, 325 W. Huron Street, Suite 412, Chicago,		Illinois	USA	60654
LAST NAME	FIRST NAME		MIDDLE NAME
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

LAST NAME	FIRST NAME		MIDDLE NAME
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

LAST NAME	FIRST NAME		MIDDLE NAME
DELIVERY ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

MAILING ADDRESS		PROVINCE/STATE	COUNTRY	POSTAL CODE/ZIP CODE

FORM 13/WEB Rev. 2014 / 03 / 17	NOA Page 1

D	REGISTERED OFFICE ADDRESSES

	DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE	PROVINCE	POSTAL CODE

	2200 HSBC Building, 885 West Georgia Street, Vancouver,	BC	V6C 3E8
	MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE	PROVINCE	POSTAL CODE

	2200 HSBC Building, 885 West Georgia Street, Vancouver,	BC	V6C 3E8
E	RECORDS OFFICE ADDRESSES

	DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE	PROVINCE	POSTAL CODE

	2200 HSBC Building, 885 West Georgia Street, Vancouver,	BC	V6C 3E8
	MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE	PROVINCE	POSTAL CODE

	2200 HSBC Building, 885 West Georgia Street, Vancouver,	BC	V6C 3E8
F	AUTHORIZED SHARE STRUCTURE

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.			Kind of shares of this class or series of shares.		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✓)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✓)	WITH A PAR VALUE OF ($)	Type of currency	YES (✓)	NO (✓)
Common	✓		✓

FORM 13/WEB Rev. 2014 / 03 / 17	NOA Page 2

SCHEDULE 2

ARTICLES

(see attached)

Incorporation number:

ARTICLES

of

1165318 B.C. Ltd.

TABLE OF CONTENTS

1.	INTERPRETATION	1
	1.1. Definitions	1
	1.2. Business Corporations Act and Interpretation Act Definitions Applicable	1

2.	SHARES AND SHARE CERTIFICATES	2
	2.1. Authorized Share Structure	2
	2.2. Form of Share Certificate	2
	2.3. Shareholder Entitled to Certificate or Acknowledgement	2
	2.4. Delivery by Mail	2
	2.5. Replacement of Worn Out or Defaced Certificate or Acknowledgement	2
	2.6. Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement	2
	2.7. Splitting Share Certificates	3
	2.8. Certificate Fee	3
	2.9. Recognition of Trusts	3

3.	ISSUE OF SHARES	3
	3.1. Directors Authorized	3
	3.2. Commissions and Discounts	3
	3.3. Brokerage	3
	3.4. Conditions of Issue	4
	3.5. Share Purchase Warrants and Rights	4

4.	SHARE REGISTERS	4
	4.1. Central Securities Register	4
	4.2. Closing Register	4

5.	SHARE TRANSFERS	4
	5.1. Registering Transfers	4
	5.2. Form of Instrument of Transfer	5
	5.3. Transferor Remains Shareholder	5
	5.4. Signing of Instrument of Transfer	5
	5.5. Enquiry as to Title Not Required	5
	5.6. Transfer Fee	5

6.	TRANSMISSION OF SHARES	6
	6.1. Legal Personal Representative Recognized on Death	6
	6.2. Rights of Legal Personal Representative	6

7.	PURCHASE OF SHARES	6
	7.1. Company Authorized to Purchase Shares	6
	7.2. Purchase When Insolvent	6
	7.3. Sale and Voting of Purchased Shares	6

8.	BORROWING POWERS	7

9.	ALTERATIONS	7
	9.1. Alteration of Authorized Share Structure	7
	9.2. Special Rights and Restrictions	8
	9.3. Change of Name	8
	9.4. Other Alterations	8

10.	MEETINGS OF SHAREHOLDERS	8
	10.1. Annual General Meetings	8
	10.2. Resolution Instead of Annual General Meeting	8
	10.3. Calling and Location of Meetings of Shareholders	8
	10.4. Notice for Meetings of Shareholders	9
	10.5. Record Date for Notice	9
	10.6. Record Date for Voting	9
	10.7. Failure to Give Notice and Waiver of Notice	9
	10.8. Notice of Special Business at Meetings of Shareholders	10
	10.9. Notice of Dissent Rights	10

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS	10
	11.1. Special Business	10
	11.2. Special Majority	11
	11.3. Quorum	11
	11.4. One Shareholder May Constitute Quorum	11
	11.5. Persons Entitled to Attend Meeting	11
	11.6. Requirement of Quorum	11
	11.7. Lack of Quorum	11
	11.8. Lack of Quorum at Succeeding Meeting	12
	11.9. Chair	12
	11.10. Selection of Alternate Chair	12
	11.11. Adjournments	12
	11.12. Notice of Adjourned Meeting	12
	11.13. Decisions by Show of Hands or Poll	12
	11.14. Declaration of Result	13
	11.15. Motion Need Not be Seconded	13
	11.16. Casting Vote	13
	11.17. Manner of Taking Poll	13
	11.18. Demand for Poll on Adjournment	13
	11.19. Chair Must Resolve Dispute	13
	11.20. Casting of Votes	14
	11.21. No Demand for Poll on Election of Chair	14
	11.22. Demand for Poll Not to Prevent Continuance of Meeting	14
	11.23. Retention of Ballots and Proxies	14

12.	VOTES OF SHAREHOLDERS	14
	12.1. Number of Votes by Shareholder or by Shares	14
	12.2. Votes of Persons in Representative Capacity	14
	12.3. Votes by Joint Holders	14
	12.4. Legal Personal Representatives as Joint Shareholders	15
	12.5. Representative of a Corporate Shareholder	15
	12.6. Proxy Provisions Do Not Apply to All Companies	15
	12.7. Appointment of Proxy Holders	16
	12.8. Alternate Proxy Holders	16
	12.9. When Proxy Holder Need Not Be Shareholder	16
	12.10. Deposit of Proxy	16

	12.11. Validity of Proxy Vote	16
	12.12. Form of Proxy	17
	12.13. Revocation of Proxy	17
	12.14. Revocation of Proxy Must Be Signed	17
	12.15. Production of Evidence of Authority to Vote	18

13.	DIRECTORS	18
	13.1. First Directors; Number of Directors	18
	13.2. Change in Number of Directors	18
	13.3. Directors’ Acts Valid Despite Vacancy	18
	13.4. Qualifications of Directors	19
	13.5. Remuneration of Directors	19
	13.6. Reimbursement of Expenses of Directors	19
	13.7. Special Remuneration for Directors	19
	13.8. Gratuity, Pension or Allowance on Retirement of Director	19

14.	ELECTION AND REMOVAL OF DIRECTORS	19
	14.1. Election at Annual General Meeting	19
	14.2. Consent to be a Director	20
	14.3. Failure to Elect or Appoint Directors	20
	14.4. Places of Retiring Directors Not Filled	20
	14.5. Directors May Fill Casual Vacancies	20
	14.6. Remaining Directors’ Power to Act	20
	14.7. Shareholders May Fill Vacancies	21
	14.8. Additional Directors	21
	14.9. Ceasing to be a Director	21
	14.10. Removal of Director by Shareholders	21
	14.11. Removal of Director by Directors	21

15.	ALTERNATE DIRECTORS	22
	15.1. Appointment of Alternate Director	22
	15.2. Notice of Meetings	22
	15.3. Alternate for More Than One Director Attending Meetings	22
	15.4. Consent Resolutions	22
	15.5. Alternate Director Not an Agent	22
	15.6. Revocation of Appointment of Alternate Director	23
	15.7. Ceasing to be an Alternate Director	23
	15.8. Remuneration and Expenses of Alternate Director	23

16.	POWERS AND DUTIES OF DIRECTORS	23
	16.1. Powers of Management	23
	16.2. Appointment of Attorney of Company	23

17.	INTERESTS OF DIRECTORS AND OFFICERS	24
	17.1. Obligation to Account for Profits	24
	17.2. Restrictions on Voting by Reason of Interest	24
	17.3. Interested Director Counted in Quorum	24
	17.4. Disclosure of Conflict of Interest or Property	24
	17.5. Director Holding Other Office in the Company	24
	17.6. No Disqualification	24
	17.7. Professional Services by Director or Officer	24
	17.8. Director or Officer in Other Corporations	25

18.	PROCEEDINGS OF DIRECTORS	25
	18.1. Meetings of Directors	25

	18.2. Voting at Meetings	25
	18.3. Chair of Meetings	25
	18.4. Meetings by Telephone or Other Communications Medium	25
	18.5. Calling of Meetings	26
	18.6. Notice of Meetings	26
	18.7. When Notice Not Required	26
	18.8. Meeting Valid Despite Failure to Give Notice	26
	18.9. Waiver of Notice of Meetings	26
	18.10. Quorum	27
	18.11. Validity of Acts Where Appointment Defective	27
	18.12. Consent Resolutions in Writing	27

19.	EXECUTIVE AND OTHER COMMITTEES	27
	19.1. Appointment and Powers of Executive Committee	27
	19.2. Appointment and Powers of Other Committees	28
	19.3. Obligations of Committees	28
	19.4. Powers of Board	28
	19.5. Committee Meetings	28

20.	OFFICERS	29
	20.1. Directors May Appoint Officers	29
	20.2. Functions, Duties and Powers of Officers	29
	20.3. Qualifications	29
	20.4. Remuneration and Terms of Appointment	29

21.	INDEMNIFICATION	29
	21.1. Definitions	29
	21.2. Mandatory Indemnification of Eligible Parties	30
	21.3. Indemnification of Other Persons	30
	21.4. Non-Compliance with Business Corporations Act	30
	21.5. Company May Purchase Insurance	30

22.	DIVIDENDS	31
	22.1. Payment of Dividends Subject to Special Rights	31
	22.2. Declaration of Dividends	31
	22.3. No Notice Required	31
	22.4. Record Date	31
	22.5. Manner of Paying Dividend	31
	22.6. Settlement of Difficulties	31
	22.7. When Dividend Payable	31
	22.8. Dividends to be Paid in Accordance with Number of Shares	32
	22.9. Receipt by Joint Shareholders	32
	22.10. Dividend Bears No Interest	32
	22.11. Fractional Dividends	32
	22.12. Payment of Dividends	32
	22.13. Capitalization of Retained Earnings or Surplus	32

23.	ACCOUNTING RECORDS	32
	23.1. Recording of Financial Affairs	32
	23.2. Inspection of Accounting Records	32

24.	NOTICES	33
	24.1. Method of Giving Notice	33
	24.2. Deemed Receipt	33
	24.3. Certificate of Sending	34

v

	24.4. Notice to Joint Shareholders	34
	24.5. Notice to Legal Personal Representatives and Trustees	34
	24.6. Undelivered Notices	34

25.	SEAL	34
	25.1. Who May Attest Seal	34
	25.2. Sealing Copies	35
	25.3. Mechanical Reproduction of Seal	35

26.	PROHIBITIONS	35
	26.1. Application	35
	26.2. Consent Required for Transfer of Shares or Designated Securities	35

ARTICLES

of

1165318 B.C. Ltd.

(the “Company”)

The Company will have as its Articles on amalgamation the following Articles.

Full name and signature of director	Date of Signing
, 2018

1.	INTERPRETATION

1.1.	Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)	“legal personal representative” means the personal or other legal representative of a shareholder;

(5)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(6)	“seal” means the seal of the Company, if any.

1.2.	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.	SHARES AND SHARE CERTIFICATES

2.1.	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2.	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3.	Shareholder Entitled to Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4.	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5.	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgement, as the case may be.

2.6.	Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)	proof satisfactory to them that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)	any indemnity the directors consider adequate.

2.7.	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8.	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9.	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	ISSUE OF SHARES

3.1.	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may allot, issue, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2.	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3.	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4.	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5.	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	SHARE REGISTERS

4.1.	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register in British Columbia. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2.	Closing Register

The Company must not at any time close its central securities register.

5.	SHARE TRANSFERS

5.1.	Registering Transfers

A transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	a duly signed instrument of transfer in respect of the share;

(2)	if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate;

(3)

if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement; and

(4)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered.

5.2.	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3.	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4.	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5.	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6.	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	TRANSMISSION OF SHARES

6.1.	Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2.	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

7.	PURCHASE OF SHARES

7.1.	Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2.	Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3.	Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8.	BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.	ALTERATIONS

9.1.	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2.	Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3.	Change of Name

The Company may by special resolution authorize an alteration of its Notice of Articles in order to change its name and may by ordinary resolution or directors’ resolution adopt or change any translation of that name.

9.4.	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.	MEETINGS OF SHAREHOLDERS

10.1.	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2.	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3.	Calling and Location of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders. The location of a meeting of shareholders shall be determined by the directors and may be within or outside British Columbia.

10.4.	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.5.	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.6.	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7.	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or may agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting, unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8.	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.9.	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1.	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2.	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3.	Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4.	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5.	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6.	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7.	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8.	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9.	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10.	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11.	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12.	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13.	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14.	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15.	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16.	Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17.	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18.	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19.	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20.	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21.	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22.	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23.	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	VOTES OF SHAREHOLDERS

12.1.	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2.	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3.	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4.	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5.	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint an individual person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:

(a)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6.	Proxy Provisions Do Not Apply to All Companies

If and for so long as the Company is a public company Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7.	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8.	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9.	When Proxy Holder Need Not Be Shareholder

If and for so long as the Company is not a public company, a person may only be appointed as a proxy holder if the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10.	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11.	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.12.	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed]

12.13.	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.

12.14.	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15.	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	DIRECTORS

13.1.	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)	the number of directors set under Article 14.4.

13.2.	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may, subject to Article 14.8, appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3.	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4.	Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5.	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6.	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7.	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8.	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	ELECTION AND REMOVAL OF DIRECTORS

14.1.	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2.	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3.	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and

(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4.	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5.	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6.	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7.	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8.	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9.	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10.	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11.	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.	ALTERNATE DIRECTORS

15.1.	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2.	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3.	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4.	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5.	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6.	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7.	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8.	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.	POWERS AND DUTIES OF DIRECTORS

16.1.	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2.	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17.	INTERESTS OF DIRECTORS AND OFFICERS

17.1.	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2.	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3.	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4.	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5.	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6.	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7.	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8.	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	PROCEEDINGS OF DIRECTORS

18.1.	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2.	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3.	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4.	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;

(2)	by telephone; or

(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all the directors participating in the meeting, whether in person, by telephone or by other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5.	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6.	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7.	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8.	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9.	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting, unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

18.10.	Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at two directors or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11.	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12.	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article may be by signed document, fax, e-mail or any other method of transmitting legibly recorded messages. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	EXECUTIVE AND OTHER COMMITTEES

19.1.	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2.	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3.	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4.	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5.	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.	OFFICERS

20.1.	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2.	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3.	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4.	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	INDEMNIFICATION

21.1.	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2.	Mandatory Indemnification of Eligible Parties

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3.	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4.	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part.

21.5.	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	DIVIDENDS

22.1.	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2.	Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3.	No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4.	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5.	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6.	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7.	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8.	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9.	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10.	Dividend Bears No Interest

No dividend bears interest against the Company.

22.11.	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12.	Payment of Dividends

Any dividend or other distribution payable in money in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the registered address of the shareholder, or in the case of joint shareholders, to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13.	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

23.	ACCOUNTING RECORDS

23.1.	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2.	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

24.	NOTICES

24.1.	Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2.	Deemed Receipt

A notice, statement, report or other record that is:

(1)

mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and

(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

24.3.	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4.	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5.	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

24.6.	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.	SEAL

25.1.	Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2.	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer, or the signature of any other person as may be determined by the directors.

25.3.	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.1 to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.	PROHIBITIONS

26.1.	Application

Article 26.2 does not apply to the Company if and for so long as it is a public company.

26.2.	Consent Required for Transfer of Shares or Designated Securities

No securities of the Company other than non-convertible debt securities of the Company shall be transferred without the consent of the directors expressed by resolution and the directors shall not be required to give any reason for refusing to consent to any such transfer.